                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
               THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            LIQUIDMETAL TECHNOLOGIES

John Kang and Brian McDougall hereby certify that:

         1. They are the Chief Executive Officer and Secretary, respectively, of Liquidmetal Technologies, a California corporation (the "Corporation").

         2. The Articles of Incorporation of the Corporation are hereby amended and restated in full to read as follows:

                                       I.

                  The name of the Corporation is Liquidmetal Technologies.

                                       II.

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

                  This Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock which the Corporation is authorized to issue is two hundred million (200,000,000). The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is ten million (10,000,000), five million (5,000,000) of which are to be designated "Series A Convertible Preferred Stock", no par value (the "Series A Preferred"), and the remainder of which shall initially be undesignated. The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized, subject to the provisions of the California Corporations Code, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of such series.

                  Upon the filing of these Amended and Restated Articles of Incorporation (the "Effective Date"), each three and one-tenth (3.1) shares of Common Stock then issued and outstanding shall automatically be converted into one (1) share of fully paid and nonassessable Common Stock of the Corporation, and each three and one-tenth (3.1) shares of Series A Convertible Preferred Stock then issued and outstanding shall automatically be converted into one (1) share of fully paid and nonassessable Series A Convertible Preferred Stock of the Corporation. The number of authorized shares of Common Stock and Preferred Stock shall remain unchanged. In lieu of any fractional shares to which a holder of Common Stock or Series A Convertible Preferred Stock would otherwise be entitled, the number of shares to which a holder of Common Stock or Series A Convertible Preferred Stock is entitled shall be rounded up to the next whole number.

                                       IV.

                  The rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred or the holders thereof are as follows:

1. DIVIDENDS. When and as dividends and distributions, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation) may be declared, paid or made on shares of the Common Stock then outstanding, the Board of Directors shall also declare a dividend or distribution at the same rate and in like kind upon the shares of Series A Preferred then outstanding, so that the Series A Preferred will participate equally with the Common Stock, share for share, in such dividend or distribution. In connection therewith, each share of Series A Preferred shall be deemed to be that number of shares of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

2.       LIQUIDATION PREFERENCE.


         a. Preferential Amount to Series A Preferred. In the event of any liquidation, dissolution or winding up of the Corporation (a "Liquidation Event"), either voluntarily or involuntarily, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any payment or distribution to the holders of Common Stock or any other shares of capital stock ranking junior as to liquidation, dissolution or winding up to the Series A Preferred, an amount equal to $12.40 (as adjusted for any stock dividends, combinations or splits with respect to the Series A Preferred occurring after the Effective Date) for each share of Series A Preferred then so held. If upon the occurrence of a Liquidation Event, the assets and funds of the Corporation are insufficient to permit the full payment of the liquidation preference to the holders of the Series A Preferred, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred in proportion to the amount of Series A Preferred owned by each such holder.


         b. Distribution of Remaining Assets. Upon a Liquidation Event and the completion of the distribution required by subsection (a), the remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred and Common Stock based on the number of shares of Common Stock owned by each such holder (assuming conversion of all Series A Preferred).


         c. Non-cash Distribution. If any of the assets of the Corporation are to be distributed to shareholders other than in cash under this Section 2 or for any purpose, the value of the asset to be distributed will be deemed to be its fair market value. With respect to any securities to be distributed to the shareholders (including shares of Common Stock), the fair market value of such securities shall be determined as follows:


                  i. If traded on a securities exchange or on the Nasdaq National Market, the value shall be deemed to be


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

                           the average of the closing sale prices of the securities on such exchange or the Nasdaq National Market over the thirty (30) day period ending three
                           (3) business days prior to the closing of the transaction;


                  ii. If actively traded over-the-counter (but not on the Nasdaq National Market), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) business days prior to the closing of the transaction; and


                  iii. If there is no active public market for the securities, the value shall be the fair market value thereof, as determined by the Board of Directors in good faith and on a reasonable basis, which determination shall be final and conclusive.


3.       VOTING RIGHTS.


         a. Number of Votes. Except as otherwise required by law and the provisions of this Section 3, the holders of Series A Preferred and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote together as a single class of capital stock upon any matter submitted to a stockholder for a vote, on the following basis:

                           i. Holders of Common Stock shall have one vote per share; and


                           ii. Holders of Series A Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible at the time of such vote, rounded to the nearest one-tenth of a share.

         b. Quorums. Except as otherwise required by law, the presence in person, by teleconference, or by proxy of the holders of shares constituting more than fifty percent (50%) of the votes entitled to vote thereat, calculated in accordance with
                  Section 3(a) hereof, shall constitute a quorum for the purpose of the transaction of business at all meetings of stockholders.


4. CONVERSION. The holders of the Series A Preferred have conversion rights as follows:


         a. Right to Convert into Common Stock. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation, into such number of shares of Common Stock as is determined by dividing $12.40 by the Conversion Price in effect at the time of conversion. The "Conversion Price" shall initially be $12.40 and shall be subject to adjustment as provided below.


         b. Automatic Conversion. Each share of Series A Preferred shall be converted automatically into the number of shares of Common Stock into which such shares of Series A Preferred are convertible pursuant to this Section 4, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, upon the earliest to occur of the following events: (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price (before underwriters' discounts and commissions) of at least $15.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to the Common Stock occurring after the Effective
                  Date); (ii) immediately prior to the closing of a merger, acquisition or similar transaction in which the Corporation is valued at an amount equivalent to at least $15.00 per share of Common Stock on a fully diluted basis (as adjusted for any stock dividends, combinations, or splits with respect to the Common Stock occurring after the Effective Date); or
                  (iii) upon the closing of a sale of all or substantially all of the assets of the Corporation for an aggregate purchase price that is equivalent to at least $15.00 per share of Common Stock on a fully diluted basis (as adjusted for any stock dividends, combinations, or splits with respect to the Common Stock occurring after the Effective Date).


         c. Mechanics of Conversion. No fractional shares of Common Stock shall be issued or delivered upon conversion of Series A Preferred. The Corporation shall round up fractional shares to which the holder would otherwise be entitled to the nearest whole number. Before any holder of Series A Preferred shall be entitled to convert such shares into shares of Common Stock and receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation at such office that it elects to convert the same. The Corporation shall issue and/or deliver at such office to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred, and the person or persons entitled to receive the shares of Common Stock deliverable upon such conversion shall be treated for all purposes as the record holder or holders of such shares on such date.


         d. Reservation of Common Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred.

         e.       Anti-Dilution Adjustments.


                  i. For purposes of this Section 4.e., the following definitions shall apply:


                           (1) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed to be issued) by the Corporation after the Effective Date, other than:

                                    (a)      shares of Common Stock issued upon
                                             conversion of the Series A
                                             Preferred;

                                    (b)      shares of Common Stock issued in
                                             connection with the acquisition
                                             (including an acquisition by
                                             merger) by the Corporation or its
                                             subsidiaries of stock or other
                                             equity interests in, or assets of,
                                             another business or business entity
                                             (including shares of Common Stock
                                             issued pursuant to Options or
                                             Convertible Securities issued in
                                             connection with any such
                                             acquisitions);

                                    (c)      shares of Common Stock issued to a
                                             third party in connection with the
                                             organization of a joint venture,
                                             strategic alliance, or licensing
                                             arrangement with such third party;

                                    (d)      shares of Common Stock issued
                                             pursuant to a stock dividend, split
                                             or other similar transaction;

                                    (e)      shares of Common Stock, Options, or
                                             Convertible Securities issued
                                             pursuant to employee benefit plans
                                             (including, without limitation,
                                             stock options plans, stock purchase
                                             plans, and other equity incentive
                                             plans

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

                                             approved by the Board of Directors)
                                             to employees, consultants,
                                             officers, and directors of the
                                             Corporation;

                                    (f)      shares of Common Stock issued
                                             pursuant to any warrants, Options,
                                             notes, Convertible Securities,
                                             subscription agreements, or other
                                             rights outstanding as of the
                                             Effective Date;

                                    (g)      shares of Common Stock issued in a
                                             public offering pursuant to an
                                             effective registration statement
                                             under the Securities Act of 1933,
                                             as amended; and

                                    (h)      shares of Common Stock issued in
                                             connection with loan agreements,
                                             real or personal property lease
                                             agreements, commercial credit
                                             arrangements, equipment financing,
                                             debt financing transactions, and
                                             other similar transactions.

                           (2) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Series A Preferred outstanding on the Effective Date) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (3) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  ii. No Adjustment of Conversion Price. No adjustment in the Conversion Price of the Series A Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of and immediately prior to such issue.

                  iii. Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Effective Date shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause
                           (2) below) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, or the exercise of such Options therefor, shall be deemed to be Additional Shares of Common Stock issued as of the time of the issue of such Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 4.e.v. hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price of the Series A Preferred in effect on the date of and immediately prior to such issue, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:


                           (1) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (2) Notwithstanding anything to the contrary set forth herein, if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                           (3) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (a)      in the case of Convertible
                                             Securities or Options for Common
                                             Stock, the only Additional Shares
                                             of Common Stock issued were shares
                                             of Common Stock, if any, actually
                                             issued upon the exercise of such
                                             Options or the conversion or
                                             exchange of such Convertible
                                             Securities and the consideration
                                             received therefor was the
                                             consideration actually received by
                                             the Corporation for the issue of
                                             all such Options, whether or not
                                             exercised, plus the consideration
                                             actually received by the
                                             Corporation upon such exercise, or
                                             for the issue of all such
                                             Convertible Securities which were
                                             actually converted or exchanged,
                                             plus the additional consideration,
                                             if any, actually
                                             received by the Corporation upon
                                             such conversion or exchange, and

                                    (b)      in the case of Options for
                                             Convertible Securities, only the
                                             Convertible Securities, if any,
                                             actually issued upon the exercise
                                             thereof were issued at the time of
                                             issue of such Options, and the
                                             consideration received by the
                                             Corporation for the Additional
                                             Shares of Common Stock deemed to
                                             have been then issued was the
                                             consideration actually received by
                                             the Corporation for the issue of
                                             all such Options, whether or not
                                             exercised, plus the consideration
                                             deemed to have been received by the
                                             Corporation upon the issue of the
                                             Convertible Securities with respect
                                             to which such Options were actually
                                             exercised;

                           (4) In the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the earlier of the conversion of any shares of Preferred Stock or the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (3) above.

                  iv. Adjustment of Conversion Price of Series A Preferred upon Issuance of Additional Shares of Common Stock. In the event that after the Effective Date the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 4.e.iii.) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred in effect on the date of and immediately prior to such issue, then such Conversion Price of the Series A Preferred shall be reduced, concurrently with such issue, to a price (calculated to the nearest one tenth (1/10) of a cent) determined by multiplying such Conversion Price of the Series A Preferred by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection 4.e.iv., all shares of Common Stock issuable upon conversion of outstanding Series A Preferred and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued, such Additional Shares of Common Stock shall be deemed to be outstanding.


                  v.       Determination of Consideration. For purposes of this
                           Section 4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:


                           (1) Cash and Property. Except as provided in clause (2) below, such consideration shall:

                                    (a)      insofar as it consists of cash, be
                                             computed at the aggregate amount of
                                             cash received by the Corporation;

                                    (b)      insofar as it consists of property
                                             other than cash, be computed at the
                                             fair market value thereof at the
                                             time of such issue, as determined
                                             in good faith by the Board of
                                             Directors; and


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

                                    (c)      in the event Additional Shares of
                                             Common Stock are issued together
                                             with other shares or securities or
                                             other assets of the Corporation for
                                             consideration which covers both
                                             such Additional Shares of Common
                                             Stock and such other shares or
                                             securities or other assets, be the
                                             proportion of such consideration so
                                             received with respect to such
                                             Additional Shares of Common Stock
                                             as determined in good faith by the
                                             Board of Directors.

                           (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to
                                    Section 4.iii, relating to Options under Plans and Convertible Securities, shall be determined by dividing:

                                    (a)      the total amount, if any, received
                                             or receivable by the Corporation as
                                             consideration for the issue of such
                                             Options or Convertible Securities,
                                             plus the minimum aggregate amount
                                             of additional consideration (as set
                                             forth in the instruments relating
                                             thereto, without regard to any
                                             provision contained therein for a
                                             subsequent adjustment of such
                                             consideration) payable to the
                                             Corporation upon the exercise of
                                             such Options or the conversion or
                                             exchange of such Convertible
                                             Securities, or in the case of
                                             Options for Convertible Securities,
                                             the exercise of such Options for
                                             Convertible Securities and the
                                             conversion or exchange of such
                                             Convertible Securities, by

                                    (b)      the maximum number of shares of
                                             Common Stock (as set forth in the
                                             instruments relating thereto,
                                             without regard to any provision
                                             contained therein for a subsequent
                                             adjustment of such number) issuable
                                             upon the exercise of such Options
                                             or the conversion or exchange of
                                             such Convertible Securities.

                           vi.      Adjustments for Stock Dividends,
                                    Subdivisions, Combinations or
                                    Consolidations. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividends, splits, or otherwise) into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.


                           vii. Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable and/or deliverable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series A Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change, all subject to further adjustment as provided herein.

                           viii. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock which at the time would be received upon the conversion of Series A Preferred.


5. PROTECTIVE PROVISIONS. In addition to any other rights provided by law, so long as the Series A Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, voting separately as a single class, add, amend or repeal any provision of the Corporation's Articles of Incorporation if such action, amendment or repeal would materially and adversely alter or change the rights, preferences, or privileges of the Series A Preferred.


                                       V.

         The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, approval of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporation Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

                  Any repeal or modification of this Article shall be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

         3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

         4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 109,352,533 shares, and the total number of outstanding shares of Series A Preferred of the Corporation is 1,416,225 shares (both of which amounts being determined before giving effect to the reverse stock split described in
Article III of the foregoing Amended and Restated Articles of Incorporation). The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED:  April 3, 2002

                               /s/  John Kang
                               -----------------------------------------------
                               John Kang, Chief Executive Officer


                               /s/  Brian McDougall
                               -----------------------------------------------
                               Brian McDougall, Secretary


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